UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2010
Comarco, Inc.
(Exact name of registrant as specified in its charter)
000-05449
(Commission File Number)

California (State or other jurisdiction of incorporation)	95-2088894 (I.R.S. Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California (Address of principal executive offices)	92630-8870 (Zip Code)
Registrant’s telephone number, including area code: (949) 599-7400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On April 30, 2010, the United States Consumer Product Safety Commission (“CPSC”), in cooperation with Comarco, Inc. (“Comarco,” “we,” or “us”), announced the voluntary recall (the “Recall”) of certain Targus branded 90-watt universal AC power adapters for laptops that were sold at retail from June 2009 through March 2010. Previously, Comarco disclosed that its customer, Targus International Group, Inc. (“Targus”), sent letters to its retail customers requesting that the customers discontinue sales of the power adapters.
Background & Problem Driving the Recall:
•	The affected product is the Targus branded 90-watt universal AC power adapters for laptops. Approximately 500,000 units are affected by the Recall, most of which were sold by Comarco to Targus in 2009 prior to delivery of the Comarco-designed “slim and light” power adapter introduced for the retail market in late 2009 and known to investors as Comarco’s “Manhattan” product.

•	The affected product, which is our legacy product that we have described to investors as our “Bronx” product, is known in the industry as a “brick” power adapter and is equipped with the proprietary design of our Original Designer Manufacturer (ODM) supplier and incorporates Comarco’s patented “programmable tip” technology. This programmable tip capability enables consumers to charge most of the brand name laptops currently being sold with the same power adapter simply by using one of the nine (9) “removable” tips that come with the adapter.

•	The problem giving rise to the Recall resulted primarily from Comarco’s contract manufacturers not adhering to Comarco’s technical specifications for the tip and connector assembly.

•	The potential problem was discovered and addressed as follows:
√	Comarco received and verified reports that tips from certain early production lots of the affected Targus branded power adapters were failing in use by the consumer. These failures related to thermal damage to the tip and connector assembly which can cause the connector tips to heat. The connector/tip assembly could become hot enough to melt the plastic enclosure, or burn the consumer.

√	Comarco and Targus investigated the failed units that have been returned by consumers, and determined that the failure originates inside the output connector/tip assembly due to a poor electrical contact resulting in increased contact electrical resistance.

√	This increased contact resistance typically occurs in the load carrying pins and terminals and results in the dissipation of heat inside the assembly. The thermal event propagates when the heated contacts degrade and char the circuit board inside the tips. The degradation of the FR4 material can eventually create a high resistance short resulting in the dissipation of additional heat. In some instances the connector/tip assembly is hot enough to melt or char the plastic encasing the pins and terminals.

√	To resolve the issues, Comarco has initiated a voluntary recall of the affected product, which will allow consumers to return the Bronx units, and replace them with an updated connector tip assembly.
Recall Process
•	Recalled units fall into two categories, those in the hands of consumers and those in the distribution channel. The distribution channel includes product in the control of Comarco or Targus, and all retailers, who were notified in a “Stop Sale Notice” which Targus sent and Comarco announced on

March 10, 2010 in a Current Report on Form 8-K. Comarco estimates that approximately 400,000 of the affected units are in the hands of consumers and that 100,000 additional units are currently in the distribution channel.

•	Comarco has established a recall website and hotline, or “Recall Center,” for consumers to contact. Consumers who confirm that they have units affected by the Recall will be provided with the information and materials needed to return the recalled unit to Comarco. After receiving and verifying that it is a recalled unit, Comarco will send the consumer a replacement unit through a recall “Fulfillment Center.” A “Repair Center” has been established for the purpose of correcting both the units returned from the consumer and the units returned from retailers.
Financial Impact
•	Comarco has accrued a financial reserve as a result of the Recall of approximately $4.6 million in the fourth quarter of its Fiscal Year 2010 which ended January 31, 2010. This reserve is Comarco’s current estimate of the costs associated with the recall process and includes replacement costs, testing, legal and other costs that Comarco, and in some cases Targus, have incurred or will incur as a result of the Recall. The Targus costs reflected in the reserve arise from certain costs for which Comarco is responsible under the terms of its Strategic Product Development and Supply Agreement with Targus. Comarco’s estimate is based on a number of assumptions, including assumptions regarding the number of units customers and retailers will return, which is inherently difficult to predict. Also, the estimate is based on Comarco’s assessment of Targus’ and Comarco’s respective obligations regarding returned product. Targus and Comarco have not reached full agreement with respect to such matters and adverse developments with respect to such matters could materially increase the costs of the Recall to Comarco. In short, actual amounts incurred by Comarco as a result of the Recall may differ materially from Comarco’s current estimates.
First Quarter Sales Impact
•	Comarco’s first quarter revenue for the period ending April 30, 2010, from the sale of its legacy Bronx product will significantly decline from prior periods. As Comarco continues to transition from Bronx sales to Manhattan sales, Comarco anticipates that future revenue from the Bronx product will be modest.

•	In an abundance of caution, during the later part of the first quarter of this fiscal year, Comarco ceased production and shipping of its Manhattan product to allow it time to verify that the product did not contain defects similar to the one which caused the Recall. Comarco has successfully completed its verification process and is again manufacturing and shipping Manhattan units. As a result of the temporary cessation of manufacturing and shipping of Manhattan products and the significant decline in Bronx sales which occurred during the first quarter, Comarco’s sales to Targus for the first quarter ending April 30, 2010, will be adversely effected.
Future Financial Information Release
•	Comarco has announced that it expects to release its financial results for the fourth quarter and twelve months ended January 31, 2010 after the market closes on May 3rd 2010. On April 28, 2010, Comarco also announced that it expects to host a conference webcast on Monday, May 3, 2010, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) concerning such results.

Forward-Looking Statements and Risks
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” and “estimates,” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements included in this report. These forward-looking statements reflect current views about Comarco’s plans, strategies, and prospects, but can only be based on facts and factors currently known by Comarco. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements.
Forward-looking statements in this report include those related to Comarco’s expectations about announcing its fiscal 2010 financial results, estimates of future costs and expenses which are expected to be incurred as a result of the Recall, and any other statements concerning future matters. Many important factors, risks and uncertainties may cause Comarco’s actual results to differ materially from those discussed in any such forward-looking statements, and in addition, may negatively impact Comarco and its results of operations, including, but not limited to: the fact that Targus and Comarco may have differing interpretations of their respective rights and obligations under their Strategic Product Development and Supply Agreement; the fact that Comarco and its suppliers may have different views as to their respective rights and obligations under the commercial documents that govern their arrangements; the assumptions underlying Comarco’s estimates concerning the costs and expenses that Comarco expects to incur as a result of the Recall turn out to be incorrect and Comarco incurs costs and expenses beyond such estimates; costs and expenses that may result from litigation, arbitration or other adverse proceedings whether related to the Recall or not; the risk that demand or orders for Comarco’s products may be adversely impacted by the Recall or otherwise; the risk that Comarco’s key customers may cancel their orders, change order quantities or delay order delivery dates as a result of the Recall or otherwise; reputational harm which may result from the Recall; the fact that Comarco relies on a limited number of contract manufacturers and component suppliers and delays or disruptions in their production of Comarco’s products or in the components that go into such products would adversely impact Comarco’s results of operations and financial condition; the fact that the Comarco has a history of losses and may continue to incur losses in the future; the risk that many factors will influence Comarco’s ability to generate positive gross margins in the future; quarterly and seasonal fluctuations in revenue and other operating results; Comarco’s reliance on a limited number of customers for a significant portion of its revenue, including Targus; increased competition; unanticipated delays in Comarco’s ability to develop and introduce new products timely and successfully; the risk of third parties infringing Comarco’s intellectual property; the impact of general economic, political, and market conditions; the fact that Comarco’s products are complex and have short life cycles and the average selling prices of the products will likely decrease over their sales cycles; and other factors, including factors outside our control. Furthermore, Comarco cannot assure any person that the results contemplated in forward-looking statements or any particular outcome will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information and in the matters disclosed in this report, the inclusion of such information should not be regarded as a representation by Comarco or any other person that Comarco’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on our forward-looking statements. Comarco undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition to the risks, uncertainties, and other factors discussed elsewhere in this report, the risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied in any forward-looking statements and which might otherwise impact

Comarco and its results of operations include, without limitation, those set forth under Part I, Item 1A “Risk Factors” in Comarco’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009, as such risk factors have been updated or amended by the disclosures in Comarco’s Form 10-Q’s filed after the filing of such Form 10-K.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC. (Registrant)
Date: April 30, 2010	By:	/s/ Winston Hickman
Winston Hickman
Vice President and Chief Financial Officer